Exhibit 10.1

CID #:   000011416

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of September 18, 2019, is by and among RUTH’S HOSPITALITY GROUP, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”), and the Lenders party hereto.

W I T N E S E T H

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of February 2, 2017 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement);

WHEREAS, the Borrower has requested that the Lenders (i) increase the aggregate amount of the Commitments to $120 million pursuant to Section 4.13 of the Credit Agreement and (ii) make certain other amendments to the Credit Agreement as set forth herein;

WHEREAS, concurrently with the effectiveness of this Amendment, the Lenders have agreed to provide such increase to the aggregate amount of the Commitments (the “Incremental Commitments”) to the Borrower, as set forth in Section 2.1 hereof in the amounts and subject to the conditions set forth herein; and

WHEREAS, the Lenders have agreed to amend the Credit Agreement, in each case subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENT TO CREDIT AGREEMENT

As of the First Amendment Effective Date (as hereinafter defined), the Credit Agreement is hereby amended in the following respects:

1.1Amendment to the definition of “Applicable Margin”.  The first sentence following the pricing grid in the definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

The Applicable Margin shall be determined and adjusted quarterly on the date five (5) Business Days after the day on which the Borrower provides a Compliance Certificate pursuant to Section 7.1(iv) for the most recently ended Fiscal Quarter of the Borrower (each such date, a “Calculation Date”); provided that (a) the Applicable Margin shall be based on Pricing Level II until the first Calculation Date occurring after the First Amendment Effective Date and, thereafter the Pricing Level shall be determined by reference to the Consolidated Leverage Ratio as of the last day of the most recently ended Fiscal Quarter of the Borrower preceding the applicable Calculation Date, and (b) if the Borrower fails to provide a Compliance Certificate when due as required by Section 7.1(iv) for the most recently ended Fiscal Quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from the date on which such Compliance Certificate was required to have been delivered shall be based on Pricing Level IV until such time as such Compliance Certificate is delivered, at which time the Pricing Level shall be determined by reference to the Consolidated Leverage Ratio as of the last day of the most recently ended Fiscal Quarter of the Borrower preceding such Calculation Date.

1.2Amendment to the definition of “Commitment”.  The last two sentences in the definition of “Commitment” in Section 1.1 of the Credit Agreement are hereby amended in their entireties to read as follows:

The aggregate Commitments of all the Lenders on the First Amendment Effective Date shall be ONE HUNDRED TWENTY MILLION DOLLARS ($120,000,000).  The Commitment of each Lender as of the First Amendment Effective Date is set forth opposite the name of such Lender on Schedule 1.1(b).

1.3Amendment to Section 1.1.  The following new definition is hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“First Amendment Effective Date” means September 17, 2019.

1.4Amendment to Section 4.13(a).  Section 4.13(a) of the Credit Agreement is hereby amended by replacing the reference to “$60,000,000” therein with “$30,000,000”.

1.5Amendment to Schedule 1.1(b).  Schedule 1.1(b) to the Credit Agreement is hereby amended and restated in its entirety to read as provided on Schedule 1.1(b) attached hereto.

ARTICLE II

INCREMENTAL COMMITMENTS

2.1 Incremental Commitments.  Each Lender by its execution of this Amendment, hereby acknowledges, agrees and confirms its Commitment in the aggregate principal amount for such Lender as set forth on Schedule 1.1(b) attached hereto (which includes the Incremental Commitments for such Lender) and its obligation to make its portion of the Revolving Credit Loans to the Borrower from time to time in accordance with the provisions of the Credit Agreement.  Each of the parties hereto acknowledges and agrees that, after giving effect to this Amendment, the total aggregate principal amount for all additional Incremental Commitments permitted to be established pursuant to Section 4.13 of the Credit Agreement shall not (as of any date of incurrence thereof) exceed $30,000,000.

ARTICLE III

CONDITIONS

3.1Closing Conditions.  This Amendment shall be deemed effective as of the date set forth above (the “First Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a)Executed Amendment.  The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties, the Administrative Agent and the Lenders.

(b)Closing Certificates; Etc.  The Administrative Agent shall have received each of the following:

(i)Officer’s Certificate.  A certificate from a Responsible Officer of the Borrower to the effect that (A) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and (B) each of the representations and warranties of the Credit Parties contained in Article VI of the Credit Agreement are true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects, as of the date hereof  (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date).

(ii)Compliance Certificate.  A Compliance Certificate from the Borrower demonstrating that (1) the Borrower is in compliance with the financial covenants set forth in Section 8.6 of the Credit Agreement and (2) the Consolidated Leverage Ratio is less than 2.50:1.00, in each case, based on the financial statements most recently delivered pursuant to Section 7.1(ii) or 7.1(iii) of the Credit Agreement, as applicable, both before and after giving effect (on a Pro Forma Basis) to (x) the Incremental Commitments, (y) the making of any Incremental Loans (with the Incremental Commitments being deemed to be fully funded) and (z) any Permitted Acquisition consummated in connection with such Incremental Loans (if any).

(iii)Certificates of Good Standing.  Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of organization.

(c)Upfront Fees.  The Administrative Agent shall have received, for the account of each Lender, an upfront fee in an amount equal to 10 basis points on the aggregate amount the Incremental Commitment of such Lender.

(d)Other Fees and Out of Pocket Costs.  The Borrower shall have paid any and all reasonable out-of-pocket costs incurred by the Administrative Agent (including the fees and expenses Moore & Van Allen PLLC as legal counsel to the Administrative Agent), and all other fees and other amounts payable to the Administrative Agent, in each case in connection with the negotiation, preparation, execution and delivery of this Amendment.

ARTICLE IV
MISCELLANEOUS

4.1Amended Terms.  On and after the date hereof, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2Representations and Warranties of the Credit Parties.  Each of the Credit Parties represents and warrants as follows:

(a)Each Credit Party has all requisite power and authority and has taken all necessary corporate and other action, to authorize the execution, delivery and performance of this Amendment in accordance with its terms.

(b)This Amendment has been duly executed and delivered by the duly authorized officers of each Credit Party that is a party hereto and constitutes the legal, valid and binding obligation of each Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)No consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment.

(d)After giving effect to this Amendment, the representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof (except for (i) those which expressly relate to an earlier date and (ii) those that are qualified by materiality or reference to Material Adverse Effect, which are true and correct in all respects).

(e)After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)The Security Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Security Documents and prior to all Liens other than Permitted Encumbrances.

(g)Except as specifically provided in this Amendment, the Obligations of the Credit Parties are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

4.3Reaffirmation of Obligations.  Each Credit Party hereby ratifies the Credit Agreement and each other Loan Document to which it is a party and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and each other Loan Document to which it is a party applicable to it and (b) that it is responsible for the observance and full performance of its respective obligations under the Loan Documents.

4.4Loan Document.  This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.5Expenses.  The Borrower agrees to pay all reasonable costs and expenses of Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

4.6Entirety.  This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.7Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

4.8GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.9Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

4.10Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 11.5 and 11.6 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[Signature pages to follow]

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:RUTH’S HOSPITALITY GROUP, INC.

By: /s/ Arne G. Haak
Name: Arne G. Haak
Title: Executive Vice President and Chief Financial Officer

GUARANTORS:RCSH OPERATIONS, INC.

By: /s/ Arne G. Haak
Name: Arne G. Haak
Title: Executive Vice President and Chief Financial Officer

RCSH OPERATIONS, LLC

By: /s/ Arne G. Haak
Name: Arne G. Haak
Title: Executive Vice President and Chief Financial Officer

RUTH’S CHRIS STEAK HOUSE BOSTON, LLC

By: /s/ Arne G. Haak
Name: Arne G. Haak
Title: Executive Vice President and Chief Financial Officer

RUTH’S CHRIS STEAK HOUSE FRANCHISE, LLC

By: /s/ Arne G. Haak
Name: Arne G. Haak
Title: Executive Vice President and Chief Financial Officer

RCSH MANAGEMENT, INC.

By: /s/ Arne G. Haak
Name: Arne G. Haak
Title: Executive Vice President and Chief Financial Officer

RHGI GIFTCO, INC.

By: /s/ Arne G. Haak
Name: Arne G. Haak
Title: Executive Vice President and Chief Financial Officer

RUTH’S HOSPITALITY GROUP, INC.

FIRST AMENDMENT

AGENT AND LENDERS:WELLS FARGO BANK, NATIONAL

ASSOCIATION, as Administrative Agent,

Swingline Lender, Issuing Lender and Lender

By:  /s/ Meghan Hinds

Name:  Meghan Hinds

Title:  Managing Director

RUTH’S HOSPITALITY GROUP, INC.

FIRST AMENDMENT

JPMORGAN CHASE BANK, N.A.,

as Lender

By:  /s/ Caroline Eagan

Name:  Caroline Eagan

Title:  Vice President

RUTH’S HOSPITALITY GROUP, INC.

FIRST AMENDMENT

TD BANK, N.A.,

as Lender

By:  /s/ Michael Nursey

Name:  Michael Nursey

Title:  Managing Director

RUTH’S HOSPITALITY GROUP, INC.

FIRST AMENDMENT

SCHEDULE 1.1(b)

Commitments and Commitment Percentages

Lender	Commitment	Commitment Percentage
Wells Fargo Bank, National Association	$46,666,666.67	38.888888889%
JPMorgan Chase Bank, N.A.	$33,333,333.33	27.777777778%
TD Bank, N.A.	$40,000,000.00	33.333333333%
Total:	$120,000,000.00	100.000000000%